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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 33-72424 of our report dated May 22, 1997, appearing in the April 30, 1997 Annual Report of Financial Investors Trust and to the references to us under the captions "Financial Highlights" appearing in the Prospectus and "Experts" appearing in the Statement of Additional Information which are included in such Registration Statement.




Deloitte & Touche LLP

Denver, Colorado
August 21, 1997